EXHIBIT 10.2


                               SECURITY AGREEMENT

        THIS SECURITY AGREEMENT (the "Agreement"), dated this 4th day of May, 2001, by and between The Harold C. Simmons Family Trust No. 2 (hereinafter called "Pledgor"), whose principal office is at 5430 LBJ Freeway, Suite 1700, Dallas TX 75240 and EMS Financial, Inc. a New Jersey corporation (the "Secured Party"), in its capacity as the holder of the Note (as defined below).

        Section 1. Security Interest. For value received, Pledgor hereby grants to Secured Party, upon the terms and conditions of this Agreement, to secure the "Obligation", as described in Section 2 below, a security interest in and to any and all present or future rights of Pledgor in and to all of the following rights, interests and property (all of the following being herein sometimes called the "Pledged Shares"):

               15,768 shares of Pledgor's Class A Common Stock of Contran Corporation, par value of $.01 per share.

As used in this Agreement, the "Collateral" shall include the Pledged Shares together with any and all products and proceeds of the Pledged Shares, including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

        Section 2. Loan Agreement. This Agreement is being executed and delivered pursuant to the terms, conditions and requirements of that certain Revolving Loan Note, dated as of May 4, 2001 ("Revolving Note"), pursuant to which Secured Party has loaned monies to, and may in the future loan monies to Pledgor. The security interests herein granted ("Security Interests") shall secure full payment and performance of: (a) that certain Revolving Loan Note of even date herewith in the principal amount of $25,000,000, made by Pledgor and payable to the order of Secured Party (such note and any notes given in modification, renewal, extension or substitution thereof being herein sometimes collectively referred to as the "Notes" and individually as the "Note"); and (b) the due and punctual observance and performance of each and every agreement, covenant and condition on Pledgor's part to be observed or performed under this Agreement or the Note (all of which debts, duties, liabilities and obligations hereinbefore described and covered by this Agreement and the Note are hereinafter referred to as the "Obligation").

        Section 3. Priority. Pledgor represents and warrants that the Security Interests are first and prior security interests in and to all of the Collateral, subject to no other liens thereon or security interests therein.

        Section 4. Title to Collateral. Pledgor represents and warrants to Secured Party that: (a) Pledgor is the sole, direct, legal and beneficial owner of the Collateral; (b) no dispute, right of offset, counterclaim, or defense to the Security Interests exists with respect to all or any part of the Collateral; and (c) Pledgor will defend the Collateral against the claims and demands of all persons other than any subordinate claims or liens permitted by Secured Party in its sole discretion.

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        Section 5. Pledgor's  Obligations.  So long as the Note is  outstanding,
Pledgor covenants and agrees with Secured Party: (a) not to permit any part of the Collateral to be levied upon under any legal process; (b) not to dispose of any of the Collateral without the prior written consent of Secured Party; (c) to comply with all applicable federal, state and local statutes, laws, rules and regulations, the noncompliance with which could have a material and adverse effect on the value of the Collateral; and (d) to pay all taxes accruing after the date hereof which constitute, or may constitute, a lien against the Collateral, prior to the date when penalties or interest would attach to such taxes; provided, that Pledgor may contest any such tax claim if done diligently and in good faith.

        Pledgor agrees to execute and deliver to Secured Party (i) stock powers appropriately endorsed in blank, with respect to the Collateral, and (ii) such other documents of transfer as Secured Party may from time to time request to enable Secured Party to transfer the Collateral into its name or the name of its nominee.

        Pledgor agrees (i) immediately to deliver to Secured Party or its nominee all certificates evidencing any of the Collateral which may at any time come into the possession of Pledgor, (ii) to execute and deliver to Secured Party such financing statements as Secured Party may request with respect to the Collateral, and (iii) to take such other steps as Secured Party may from time to time reasonably request to perfect Secured Party's security interest in the Collateral under applicable law. Pledgor agrees that this Agreement or a photocopy of this Agreement shall be sufficient as a financing statement.

        Section 6. Event of Default. As used herein, the term default shall include any or all of the following:

               (a) The assignment or voluntary or involuntary conveyance by Pledgor of legal or beneficial interest, or Pledgor's mortgage, pledge or grant of a security interest in any of the Collateral (as defined herein); or

               (b) The filing or issuance of a notice of any lien, warrant for distraint or notice of levy for taxes or assessment against the Collateral (except for those liens not securing indebtedness for borrowed money which are being contested in good faith and for which adequate reserves have been created); or

               (c) Pledgor's nonpayment of any installment of principal or interest or fees under the Note; or

               (d) The adjudication of Pledgor as bankrupt, or the taking of any voluntary action by Pledgor or any involuntary action against Pledgor seeking an adjudication of Pledgor as bankrupt, or seeking relief by or against Pledgor under any provision of the United States Bankruptcy Code; or

               (e) The failure by Pledgor to comply with any other covenant contained in the Note or this Agreement; or

               (f) Pledgor's default in any payment (regardless of amount) of principal of or interest on any other indebtedness for borrowed money; or

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

               (g) Pledgor's default in the observance or performance of any other agreement or condition relating to any such other indebtedness for borrowed money or contained in any instrument evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder of the indebtedness to cause, such other indebtedness for borrowed money to become due prior to its stated maturity.

An "Event of Default" shall be deemed to have occurred immediately upon any default described in clause (d) or (g) above; if any default described in clauses (c) or (f) above is not cured within 5 days; and if any default described in clauses (a), (b), or (e) is not cured within 30 days after written notice from Secured Party to Pledgor.

        Section 7. Remedies. Upon the occurrence and during the continuation of an Event of Default as defined herein, in addition to any and all other rights and remedies which Secured Party may then have hereunder or under the Note, under the Uniform Commercial Code of the State of New Jersey or of any other pertinent jurisdiction (the "Code"), or otherwise, Secured Party may, at its option: (a) reduce its claim to judgment or foreclosure or otherwise enforce the Security Interests, in whole or in part, by any available judicial procedure;
(b) sell, or otherwise dispose of, at the office of Secured Party, or elsewhere, all or any part of the Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Secured Party's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligation has been paid and performed in full); (c) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise; and (d) exercise any and all other rights, remedies and privileges he may have under the Note and the other documents defining the Obligation.

        Pledgor will pay to Secured Party all expenses (including, without limitation, court costs and attorneys' fees and expenses) of, or incident to,
(i) the administration of this Agreement, (ii) the custody or preservation of, or the sale or collection of or other realization upon, any of the Collateral,
(iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any provision hereof. All such reimbursement obligations shall constitute a part of the Obligation.

        In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected, Pledgor agrees that upon the occurrence and during the continuance of an Event of Default, Secured Party may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Secured Party may solicit offers to buy the Collateral, or any part of it, from a limited number of investors deemed by Secured Party, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Collateral. If Secured Party solicits such offers, then the acceptance by Secured Party of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Collateral.

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

        Section 8. Application of Proceeds by Secured Party. Any and all proceeds ever received by Secured Party from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy pursuant hereto shall be applied by Secured Party to the Obligation in such order and manner as Secured Party, in its sole discretion, may deem appropriate, notwithstanding any directions or instructions to the contrary by Pledgor; provided that the proceeds and/or accounts shall be applied toward satisfaction of the Obligation. Any proceeds received by Secured Party under this Agreement in excess of those necessary to fully and completely satisfy the Obligation shall be distributed to Pledgor.

        Section 9. Notice of Sale. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other persons entitled under the Code to notice; provided, that if any of the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party may sell, pledge, assign or otherwise dispose of the Collateral without notification, advertisement or other notice of any kind. It is agreed that notice sent or given not less than ten (10) calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this paragraph.

        Section 10.  Right to Vote Collateral; Receipt of Dividends, Etc.

        (a) Unless an Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Secured Party shall, upon receiving a written request from the Pledgor, which request shall be deemed to be a representation and warranty by the Pledgor that no Event of Default has occurred and is continuing, deliver to the Pledgor or, as specified in such request, such proxies, powers of attorney, consents, ratifications and waivers in respect of any Collateral which are registered in the name of the Secured Party or a nominee as shall be specified in such request and be in form and substance satisfactory to the Secured Party.

        (b) If an Event of Default shall have occurred and be continuing, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 10 (a) above shall end upon five days' notice from the Secured Party to the Pledgor and thereafter the Secured Party shall have the right to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and take any other action with respect to all Collateral with the same force and effect as if the Secured Party were the absolute and sole owner thereof.

        (c) Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all regular cash dividends. Any other extraordinary dividends or distributions or proceeds therefrom on account of the Collateral shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Secured Party as collateral in the same form as so received (with any necessary endorsement).

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        Section 11.  Delivery of  Notices.  Any notice or demand  required to be given hereunder shall be in writing and shall be deemed to have been duly given and received, if given by hand, when a writing containing such notice is received by the person to whom addressed or, if given by mail, two (2) business days after a certified or registered letter containing such notice, with postage prepaid, is deposited in the United States mails, addressed to:

               If to Secured Party:

               EMS Financial, Inc.
               16825 Northchase Drive
               Suite 1200
               Houston TX 77060
               Attn:  Vice President and Secretary

               If to Pledgor:

               The Harold C. Simmons Family Trust No. 2
               5430 LBJ Freeway
               Suite 1700
               Dallas TX 75240
               Attn:  Trust Counsel

Any such address may be changed from time to time by serving notice to the other party as above provided. A business day shall mean a day of the week which is not a Saturday or Sunday or a holiday recognized by national banking associations.

        Section 12. Binding Effect. This Agreement shall be binding upon Pledgor, its successors and assigns, and shall inure to the benefit of Secured Party, its heirs, successors, assigns, executors, administrators, and personal or legal representatives.

        Section 13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of New Jersey.

        Section 14. Severability. In the event that any one or more of the provisions contained in this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

        Section 15. Lender Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default, Pledgor hereby appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in its discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any distribution, interest payment or other dividend or distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power of attorney created under this
Section 15, being coupled with an interest, shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligation shall be

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outstanding,  but  shall not be deemed  to  authorize  Secured  Party to take an action which Pledgor could not be required to take hereunder.

        Section 16. Lender's Duty. Secured Party shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except with respect to Secured Party's custodial duties and for those arising out of or in connection with the Secured Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Secured Party shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor, and shall be added to the Obligation secured hereby.

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        EXECUTED as of the day and year first herein set forth.



SECURED PARTY:


EMS Financial, Inc.

By:       /s/ Robert D. Hardy
          ------------------------------
          Robert D. Hardy
Title:    Treasurer



PLEDGOR:


The Harold C. Simmons Family Trust No. 2

By:       /s/ H. Simmons
          ------------------------------
          H. Simmons
Title:    Trustee